Exhibit 99.1

ESQUIRE FINANCIAL HOLDINGS, INC.
Transfer of Legacy NFL Consumer Loan Portfolio to Loans Held for Sale

Jericho, NY – October 22, 2021 – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) (the “Company”), the financial holding company for Esquire Bank, National Association (“Esquire Bank”), today announced that, effective September 29, 2021, it has reclassified its legacy consumer NFL loan portfolio (“loans” or “assets”) totaling $23.6 million to loans held for sale, incurring a pretax charge totaling $3.4 million ($2.5 million net of tax), or $0.31 per diluted share.  As of September 30, 2021, the fair value of these loans held for sale was approximately $14.2 million based on an independent third-party valuation.  This accounting reclassification to held for sale is reflective of management’s intent to sell these assets to a Fund in the near term.

Subsequent to September 30, 2021, the Company has entered into a term sheet, subject to agreement on final legal documents, to sell the loans to a third party sponsored entity or Fund while retaining approximately 90% of a noncontrolling economic interest in the Fund.  The Company intends to pay the independent sponsor of the Fund or its designated manager a fee for the management of the Fund.  It is anticipated that the Fund’s existence will terminate within 7 years.

Excluding the impact of the aforementioned fair value charge, the Company expects its third quarter 2021 earnings release and related performance metrics to be in line with consensus estimates, reflecting positive quarter-over-quarter trends.  This charge has minimal impact on the Company’s capital and related capital ratios.  We also anticipate that our reserve for loan losses to total loan levels to return to pre-pandemic levels.

“The NFL loan portfolio’s duration has extended over the years as a result of revisions to various claims administration protocols, the ongoing effects of the pandemic, revisions to qualifying physician requirements and now the recent controversial use of race-based norms on former NFL players’ concussion claims,” stated Andrew C. Sagliocca, President and Chief Executive Officer.  “Due to the effects of these recent race-norming claims on the duration of these loans, we have opted to sell our NFL assets while retaining a noncontrolling economic interest in an attempt to match the extended duration of our NFL borrowers’ concussion claims with that of their loans.”

As reported in Law360 on October 15, 2021, “race norming is a type of statistical manipulation used in neuropsychological testing, in which black players are assumed to start out with lower baseline cognitive functioning than white players. The NFL has said the race norms were initially used in neuropsychology to stop bias in testing, but critics allege its use in the concussion case makes it more difficult for black players to show the necessary cognitive decline to receive payouts from the uncapped settlement fund.” On October 20, 2021, the New York Times reported that an agreement was filed with the court stating that no race norms or race demographic estimates – whether black or white – shall be used in the settlement program and that no party can appeal a claim based on the grounds of race or the use of race norms.  A panel of experts will develop new norms that will apply to all future neuropsychological tests under the program, all claims that have not yet been ruled on, and all claims that are currently on appeal in which race norms or race demographic estimates may be at issue.  Finally, the retrospective rescoring will apply to cases where no impairment was determined, but black race norms were applied during the testing; all dementia claims that were denied and had black race norms applied; or claims that were denied or reduced because the doctor did not apply black race norms.  The agreement is pending court approval.

“Once this agreement is approved, the claims administrator must adopt new protocols for all claimants prospectively and retrospectively and reevaluate all claims under the new protocols, which will materially extend the resolution and ultimate payment of those claims,” stated Andrew C. Sagliocca.  “This agreement is long overdue as allegations of race-norming date back to at least August of 2020, clearly demonstrating the delays that have been involved in resolving this and other issues in the NFL Concussion Settlement.  The Company believes that the majority of its NFL assets will be resolved favorably over this extended time frame utilizing the Fund as the vehicle to achieve its goal.”

About Esquire Financial Holdings, Inc.
Esquire Financial Holdings, Inc. is a financial holding company headquartered in Jericho, New York, with one branch office in Jericho, New York and an administrative office in Boca Raton, Florida. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full-service commercial bank dedicated to serving the financial needs of the litigation industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area. The bank offers tailored financial and payment processing solutions to the litigation community and their clients as well as dynamic and flexible payment processing solutions to small business owners. For more information, visit www.esquirebank.com.
Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” relating to future results of the Company. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially remain reopened, and higher levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase; collateral for loans, especially real estate, may decline in value; our allowance for loan losses may increase if borrowers experience financial difficulties; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; and our cyber security risks are increased as the result of an increase in the number of employees working remotely. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.
Contact Information:
Eric S. Bader
Executive Vice President and Chief Operating Officer
Esquire Financial Holdings, Inc.
(516) 535-2002
eric.bader@esqbank.com